1 * For identification purposes only Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259, 40357) INSIDE INFORMATION UPDATE ON GAMING CONCESSION TENDERING PROCESS AWARD OF GAMING CONCESSION This announcement is issued by Wynn Macau, Limited (the “Company”, together with its subsidiaries, the “Group”) pursuant to Rules 13.09(2)(a) and 37.47B of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and under Part XIVA of the Securities and Futures Ordinance (Cap. 571). References are made to the announcements of the Company dated 13 September 2022 and 27 November 2022 in relation to the submission of gaming concession tender by Wynn Resorts (Macau) S.A. (“WRM”), a wholly-owned subsidiary of the Company, to the government of Macau Special Administrative Region of the People’s Republic of China (“Macau”) on 13 September 2022, and the provisional award of a gaming concession from the Macau government to WRM on 26 November 2022. AWARD OF GAMING CONCESSION The board (the “Board”) of directors (the “Directors”) of the Company is pleased to announce that, on 16 December 2022 (after trading hours), the Company’s wholly-owned subsidiary, WRM, was formally awarded a gaming concession for the operation of casino games of chance in Macau under a definitive gaming concession contract entered into with the Macau government (the “Gaming Concession Contract”). WRM was granted a 10-year gaming concession commencing on 1 January 2023 to operate games of chance in Wynn Palace and Wynn Macau, the two integrated destination casino resorts of the Group. The full Chinese text of the Gaming Concession Contract is published on the Official Bulletin of Macau and is available at the following link: https://bo.io.gov.mo/bo/ii/2022/50/extractos_cn.asp#dsf5 . Exhibit 99.1

2 GAMING CONCESSION CONTRACT The principal terms of the Gaming Concession Contract are set out below: Date : 16 December 2022 (after trading hours) Parties : (i) Macau government; and (ii) WRM Term of the Gaming Concession The term of the gaming concession will begin on 1 January 2023 and expire on 31 December 2032. Considerations under the Gaming Concession Contract and the Macau Gaming Law WRM shall pay the Macau government the following types of payments: (i) Gaming premium — The gaming premium is composed of (a) a fixed portion in an amount equal to MOP30.0 million (equivalent to approximately HK$29.1 million) per year; and (b) a variable annual portion of (1) MOP300,000 (equivalent to approximately HK$291,262) per gaming table located in special gaming halls reserved exclusively to particular games or players; (2) MOP150,000 (equivalent to approximately HK$145,631) per gaming table that is not reserved exclusively to particular games or players; and (3) MOP1,000 (equivalent to approximately HK$971) per gaming machine including slot machines operated by WRM. The amount of the variable portion of the premium cannot be less than the amount that would result from the permanent operation of 500 gaming tables and 1,000 gaming machines. By a Dispatch of the Chief Executive of Macau, the Macau government set a minimum average annual gross gaming revenue of MOP7.0 million (equivalent to approximately HK$6.8 million) per gaming table and MOP300,000 (equivalent to approximately HK$291,262) per gaming machine. If WRM fails to reach such minimum gross gaming revenue, WRM shall pay a special premium equal to the difference between the special gaming tax calculated based on the actual gross gaming revenue and that of such minimum gross gaming revenue; (ii) Special levies — WRM shall pay, on a monthly basis, certain special levies to the Macau government. In accordance with the Macau Law No. 16/2001 (the “Macau Gaming Law”), as amended by Law No. 7/2022, as at the date of this announcement, the special levies payable are comprised of: (a) a contribution of 2% of gross gaming revenues to a public foundation in Macau for the promotion, development or study of culture, society, economy, education, science and charity events; and (b) a contribution of 3% of gross gaming revenues to the Macau government for urban development, tourism promotion and social security in Macau. Gross gaming revenue is defined as all revenues derived from casinos or gaming areas. Pursuant to Administrative Regulation No. 54/2022 of Macau, the Macau government may reduce the special levies payable by WRM (1) based on WRM’s contribution to the attraction

3 of tourists who enter Macau for tourism and business purposes and hold travel documents issued by countries or regions other than the People’s Republic of China, as recognized by The Gaming Inspection and Coordination Bureau of Macau; or (2) if WRM’s operations are adversely affected by abnormal, unpredictable or force majeure circumstances associated with the prevailing economic conditions of Macau; or (3) factors as determined by the Chief Executive of Macau; and (iii) Special gaming tax — In accordance with the Macau Gaming Law, WRM shall pay, on a monthly basis, a special gaming tax to the Macau government, which is assessed at the rate of 35% of annual gross gaming revenues. Committed Investment Pursuant to the Gaming Concession Contract, WRM also agreed to make the following committed investment in various gaming and non-gaming projects: (i) Committed investment — MOP17.73 billion (equivalent to approximately HK$17.21 billion), in respect of the development of certain non-gaming and gaming projects, of which MOP16.50 billion (equivalent to approximately HK$16.02 billion) will be used for non-gaming capital projects and event programming in connection with, among others, attraction of foreign tourists, conventions and exhibitions, entertainment performances, sports events, culture and art, health and wellness, themed amusement, gastronomy, community tourism and maritime tourism. WRM submitted and received approval of the conceptual planning of such projects and programming. In each year during the term of the Gaming Concession Contract, WRM shall submit to the Macau government a summary of the progress of these projects, which should set out, among other items, the projects that will be carried out in the following year, the value of its investment and the execution period. (ii) Additional investment — WRM will be required to increase its total investment in non- gaming projects by 20% if market-wide gross gaming revenues increase to MOP180.00 billion (equivalent to approximately HK$174.76 billion) in any one year (the “Trigger Event”). Such investment will be spent rateably in the remaining concession period. The increase percentage will be reduced to 16%, 12%, 8%, 4% or 0%, respectively, if the Trigger Event occurs during the sixth, seventh, eighth, ninth or tenth year of the concession period, respectively. Bank Guarantee under the Gaming Concession Contract WRM provided a first demand bank guarantee of not less than MOP1.00 billion (equivalent to approximately HK$0.97 billion) from a credit institution authorized to operate in Macau in favour of the Macau government to support WRM’s legal obligations under Macau law and contractual obligations under the Gaming Concession Contract, from 1 January 2023 until one hundred and eighty days after the term of the Gaming Concession Contract expires or the rescission of the concession.

4 Other Obligations under the Gaming Concession Contract and the Macau Gaming Law WRM will be required to observe the eligibility requirements under the Macau Gaming Law, including maintaining a share capital of not less than MOP5.00 billion (equivalent to approximately HK$4.85 billion), maintaining a net asset value of MOP5.00 billion (equivalent to approximately HK$4.85 billion) throughout the concession term, observing the capital and management participation requirement in connection with its managing director, and maintaining its financial capacity to operate as a gaming concessionaire. WRM will be required to obtain prior approval from the relevant Macau authorities or officials for various corporate changes and actions, including expansion of its business scope, issuance of shares, transfer of or creation of any encumbrances over its shares, issuance of debt securities, change of its managing director or the authority delegated thereto, change of its articles of association, certain transfers of property rights and creditor’s rights, entering into a consumer loan contract or similar contract with a value equal to or exceeding MOP100.0 million (equivalent to approximately HK$97.1 million), and granting of a loan to any of its directors, shareholders or key employees. WRM will also be required to notify the Macau government of certain other changes, including any loan, mortgage, claim for obligation, guarantee or the assumption of any debt for financing its business with a value that equals to or exceeds MOP16.0 million (equivalent to approximately HK$15.5 million). In particular, WRM will be required to notify the Chief Executive of Macau at least five working days in advance prior to making financial decisions (i) related to the transfer of funds within WRM which exceeds 50% of its share capital, (ii) related to employee salaries, remuneration or benefits which exceed 10% of its share capital, and (iii) not related to above items (i) and (ii), whose value exceeding 10% of its share capital. Termination and Redemption under the Gaming Concession Contract The Macau government may unilaterally rescind the gaming concession if WRM fails to fulfill its obligations derived from Macau law or under the Gaming Concession Contract, including in the circumstances of (i) endangerment to the national security of Mainland China or Macau, (ii) failure on the part of WRM to perform its obligations under the Gaming Concession Contract, (iii) public interest, and (iv) WRM ceasing to be eligible for the gaming concession under the Macau Gaming Law. If the Macau government unilaterally rescinds the Gaming Concession Contract due to the WRM’s non-fulfilment of its obligations, WRM will be required to compensate the Macau government in accordance with applicable law, and all of WRM’s casinos, gaming assets and equipment and ownership rights to its casino areas in Macau will be transferred to the Macau government free from any encumbrance or lien and without compensation.

5 Beginning in the eighth year of WRM’s concession, the Macau government may exercise its right to redeem the concession by providing WRM with at least one-year prior written notice. In such event, WRM is entitled to fair and equitable compensation pursuant to the Macau Gaming Law. The amount of such compensation relating to the projects agreed with the Macau government will be determined based on the earnings of these projects, before interest, depreciation and amortization for the fiscal year immediately preceding the date the redemption is declared, multiplied by the number of years remaining on the term of the Gaming Concession Contract. Pursuant to the Gaming Concession Contract, WRM shall revert to Macau government the casino areas and gaming equipment, without compensation and free of encumbrance upon the rescission or termination of the gaming concession on 31 December 2032. Number of Gaming Tables and Gaming Machines WRM was approved to operate a maximum of 570 gaming tables and 1,100 gaming machines. Reasons for and Benefits of the Gaming Concession Contract The entering into of the Gaming Concession Contract represents an important development for the Group as it allows the Group to continue its Macau gaming business in Wynn Palace and Wynn Macau, the two integrated destination casino resorts of the Group, for 10 years to 31 December 2032. The Board considers that the terms of the Gaming Concession Contract are fair and reasonable and in the interests of the Company and its shareholders as a whole. Information on the Parties to the Gaming Concession Contract The Company, through WRM, is a developer, owner and operator of destination casino resorts in Macau. WRM currently owns and operates Wynn Macau and Wynn Palace. The Macau government, which is the local government of Macau, was established on 20 December 1999. To the best of the Directors’ knowledge, information and belief having made all reasonable enquiries, the Macau government is a third party independent of and not connected with the Company and its connected persons. EXPIRATION OF GAMING SUB-CONCESSION TO MELCO RESORTS (MACAU) LIMITED WRM has executed the sub-concession extension agreement with Melco Resorts (Macau) Limited (“Melco Resorts Macau”), a subsidiary of Melco International Development Limited, for the extension of the gaming sub-concession of Melco Resorts (Macau) Limited to 31 December 2022 (the “Melco Sub-Concession Extension Agreement”).

6 As the Macau government provisionally awarded on 26 November 2022 a 10-year concession to operate games of chance in casinos in Macau to Melco Resorts Macau, WRM will not renew its gaming sub-concession to Melco Resorts Macau upon expiry of the Melco Sub-Concession Extension Agreement on 31 December 2022. Shareholders of the Company and potential investors are advised to exercise caution when dealing in the Shares of the Company. By order of the Board Wynn Macau, Limited Dr. Allan Zeman Chairman Hong Kong, 18 December 2022 As at the date of this announcement, the Board comprises Craig S. Billings, Ian Michael Coughlan and Frederic Jean-Luc Luvisutto (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Matthew O. Maddox (as Non-Executive Director); Allan Zeman (as Independent Non-Executive Director and Chairman); and Lam Kin Fung Jeffrey, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors). For the purpose of this announcement, amounts denominated in MOP have been converted, for the purpose of illustration only, into HK$ at the exchange rates of MOP1.03=HK$1.00. No representation is made that the amounts stated in this announcement have been or could have been or could be converted at the above rates or any other rates at all.